Exhibit 99.1

JOINT FILING AGREEMENT

Each of the undersigned hereby acknowledges and agrees, in compliance with the provisions of Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, that the Schedule 13G to which this Agreement is attached as an Exhibit, and any amendments thereto, will be filed with the Securities and Exchange Commission jointly on behalf of the undersigned. This Agreement may be executed in one or more counterparts.

Date: February 13, 2026

CANTOR FITZGERALD & CO.

By:	/s/ Pascal Bandelier
	Name:	Pascal Bandelier
	Title:	Co-Chief Executive Officer

CANTOR FITZGERALD SECURITIES

By:	/s/ Pascal Bandelier
	Name:	Pascal Bandelier
	Title:	Co-Chief Executive Officer

CANTOR FITZGERALD, L.P.

By:	/s/ Brandon Lutnick
	Name:	Brandon Lutnick
	Title:	Chairman & Chief Executive Officer

CF GROUP MANAGEMENT, INC.

By:	/s/ Brandon Lutnick
	Name:	Brandon Lutnick
	Title:	Chairman & Chief Executive Officer

/s/ Brandon Lutnick
Brandon Lutnick

[Schedule 13G – Sono Group NV – Joint Filing Agreement – February 2026]